Exhibit 99

Contact:	Dan Chmielewski	Randy Kun
	Rainbow Technologies, Inc.	Chrysalis-ITS
	(949) 450-7377	(613) 723-5077 x 3427
	dchm@rainbow.com	rkun@chrysalis-its.com

Donna Smith
Rainbow Technologies, Inc.
(949) 450-7350
dsmith@rainbow.com

Rainbow Technologies Enters into a Letter of Intent to Acquire
Chrysalis-ITS for Cash

IRVINE, Calif., and OTTAWA, Ontario, August 15, 2003 — Rainbow Technologies, Inc., (Nasdaq: RNBO), a leading provider of digital content and access control security for the Internet, SSL-VPNs, Instant Private Webs (IPWs) and software security, today announced it has entered into a letter of intent to acquire, for cash, Chrysalis-ITS Inc., a privately-held hardware security manufacturer with headquarters in Ottawa, Canada. The transaction is subject to certain conditions, including approval by shareholders of Chrysalis-ITS. If approved, the company expects the transaction to close in about 45 days.

     Rainbow Technologies Inc., is the worldwide market share leader in several critical security markets including: USB authentication tokens that eliminate user names and passwords; SSL acceleration devices that provide fast and secure online transactions; software security and licensing products that prevent software piracy; and high assurance security products used by the U.S. government for applications in the DoD, NSA and Homeland Security.

     Chrysalis-ITS’ Ultimate TrustTM hardware security and acceleration solutions dramatically simplify and reduce the cost of deploying secure applications such as electronic financial transactions, SSL-based Web applications, smart card issuance, online credit card validation, electronic document security and validation, digital identity creation and usage, XML transactions, and many others. Chrysalis-ITS is the worldwide market leader in PKI root key protection hardware, serving about 84 percent of the Fortune 500.

     The product lines of both companies, while focused on different security needs, make complex security easy to implement, deploy and use. The Chrysalis-ITS products are focused on the PKI and SSL-based web application markets and represent a complementary fit with the Rainbow products.

Rainbow Enters into Letter of Intent to Acquire Chrysalis-ITS	Page 2

     “I am very pleased to be making this announcement today,” said Shawn Abbott, president Rainbow eSecurity. “Chrysalis-ITS has a long track record of delivering high assurance security solutions to the world’s most demanding customers. They have a great team, and an excellent product line.”

     “Today’s announcement is great news for our customers, business partners and employees,” said Dave Longbottom, president and CEO, Chrysalis-ITS. “Rainbow is a pioneer in the security space with a superb reputation for innovative, reliable and trustworthy solutions. We look forward to working closely with the Rainbow team to solve our customers’ security needs.”

About Chrysalis-ITS

     Chrysalis-ITS is a leading vendor of hardware security modules, servers and appliances to secure and accelerate applications including electronic financial transactions, SSL, smart card issuance, document security and digital identity management. Focused on performance, security and low deployment cost, Chrysalis-ITS products power security solutions for the world’s leading financial institutions, service providers, and government agencies. Chrysalis-ITS was founded in 1994 and has 70 employees, with headquarters in Ottawa and regional offices around the world, including Boston, Washington, San Jose, New York, the United Kingdom, Germany, and Hong Kong. The company website is www.chrysalis-its.com

About Rainbow Technologies

     Making security simple since 1979, Rainbow Technologies, a leading provider of proven information security solutions for mission-critical data and applications used in business, organization and government computing environments, has been breaking the security paradigm by making complex security simple to implement and use for more than two decades. With headquarters in Irvine, Calif., Rainbow maintains offices and authorized distributors throughout the world. For more information, visit the Web site at http://www.rainbow.com.

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Rainbow Technologies, Sentinel, iKey and NetSwift iGate are trademarks of Rainbow Technologies, Inc. All other company and product names are trademarks of their respective organizations. Chrysalis-ITS, Chrysalis-ITS logo, Luna, and Ultimate Trust are trademarks or registered trademarks of Chrysalis-ITS Incorporated. All other trademarks mentioned herein are property of their respective trademark owners.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information contained in this press release and included in our Annual Report on Form 10-K and other materials filed with the Securities and Exchange Commission (“SEC”) may contain, without limitation, statements regarding the letter of intent and timeframe for transaction completion. Actual results could deviate from these forward-looking statements which are made as of the date of this press release. The Company assumes no obligation to update information concerning its expectations.